SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 1999

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware 0-27610 11-2882328

(State or other (Commission (IRS Employer

jurisdiction File No.) Identification Number)

of incorporation)

7840 Montgomery Road, Cincinnati, Ohio 45236

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing that its November procedures are up 138% from October at its LasikPlus centers.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated December 14, 1999

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: December 15, 1999 By:/s/Larry P. Rapp

-----------------------------

Larry P. Rapp,

Chief Financial Officer

Contacts: Stephen Joffe, Chairman & CEO Joel Pomerantz (Media)

Larry Rapp, Treasurer & CFO Richard Shonfeld (IR)

LCA-Vision Inc. The Dilenschneider Group

(513) 792-9292 (212) 922-0900

LCA-VISION SAYS NOVEMBER PROCEDURES UP 138%

AT ITS LASIKPLUS CENTERS

Screening Appointments at LasikPlus Centers

Have More Than Tripled Since July 1999 Launch

CINCINNATI, December 14, 1999 -- LCA-Vision (NASDAQ NM:LCAV), a leading U.S.-based provider of laser vision correction services, said today that consumer response to its value-priced LasikPlus centers has been "overwhelming." During the month of November, the company's LasikPlus centers in five markets - Baltimore/ Annapolis, Minneapolis/St. Paul, Columbus (OH), Northern and Southern, CA - completed 1,657 procedures, a 138 percent increase in volume versus the same one-month period in 1998.

Since the launch of its first value-priced LasikPlus center in July, call volumes and screening appointments in the five markets have also surged. On average, call volumes, or requests for information, grew 233 percent, while the number of scheduled screening appointments more than tripled from the comparable period last year. The company said that nearly all of its LasikPlus centers are fully booked for the month of December.

Stephen Joffe, LCA-Vision chairman and CEO, commented: "As in Baltimore/Annapolis, our experience in our four newest LasikPlus markets confirms that value pricing opens a floodgate of consumer demand. We have made the procedure affordable to a significantly larger portion of the potential patient population, while maintaining excellent vision correction outcomes and the highest standard of care.

"In each of our LasikPlus markets, heavy launch-related marketing and advertising for LasikPlus have allowed us to achieve exceptional name recognition in a very short period of time. While launch-related marketing costs are quite high, initially, we believe these costs will decline over time without diminishing the appeal of LasikPlus or our position in the marketplace. This has been our experience in the Baltimore/Annapolis market, which was launched in July.

"Even with the rollout still underway, we remain very confident that LasikPlus will have a positive impact on both year-over-year and sequential fourth-quarter procedure growth. The rapid success of LasikPlus has made it the focal point of our business strategy. Since 1999 must bear much of the financial burden of launching this new format, we believe year 2000 will certainly reap the rewards of any short-term sacrifice in profitability."

-more-

LCA-Vision, which currently owns and operates 22 laser vision correction centers in the U.S., Canada, and Europe, plans to convert additional centers to the LasikPlus format and open new centers in the U.S. in the coming year. More than 60 million Americans who wear eyeglasses or contact lenses are currently eligible for laser vision correction.

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This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.